UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2010

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On June 17, 2010, the Board of Directors of Enzon Pharmaceuticals, Inc. (“Enzon”) approved an amendment (the “Amendment”) to the Amended and Restated Severance Agreement, dated as of May 7, 2004 (the “Agreement”), as amended on November 6, 2007 (the “Prior Amendment”), by and between Enzon and Ralph del Campo, which Agreement was previously filed as an exhibit to Enzon’s annual report on Form 10-K for the fiscal year ended June 30, 2005 filed on September 29, 2005, and which Prior Amendment was previously filed as an exhibit to Enzon’s current report on Form 8-K filed on November 13, 2007.

     Pursuant to the Amendment, Mr. del Campo’s title was changed to be Chief Operating Officer and Principal Executive Officer. The Amendment provides that Mr. del Campo’s base salary, effective February 22, 2010, be increased to $462,885 per year (“Base Salary”). In addition, Mr. del Campo is eligible to receive an annual performance bonus, which shall be determined in the sole discretion of Enzon’s Board of Directors or Compensation Committee (the “Performance Bonus”). Mr. del Campo’s target Performance Bonus is equal to 60% of his Base Salary and such Performance Bonus shall not exceed 120% of Base Salary. In addition, Mr. del Campo is eligible to receive a transformational bonus based upon company transformational metrics determined and measured within the sole discretion of Enzon’s Board of Directors or Compensation Committee (the “Transformational Bonus”, and together with the Performance Bonus, the “Target Bonus”). Mr. del Campo’s target Transformational Bonus is equal to 60% of his Base Salary and such Transformational Bonus shall not exceed 120% of Base Salary. In addition, the Amendment provides that if Mr. del Campo is terminated without Cause or resigns for Good Reason other than in connection with a Change of Control (as such terms are defined in the Agreement), Mr. del Campo shall receive (i) his Base Salary through the date of termination, (ii) a pro rated portion of his Target Bonus which would have been payable for the fiscal year during which such termination occurs, (iii) a lump sum equal to his Base Salary and Target Bonus for the fiscal year during which such termination occurs (the “Severance Amount”), (iv) in the event the termination without Cause or resignation for Good Reason occurs prior to the six month anniversary of the Amendment, a lump sum equal to 1/12th of the Severance Amount multiplied by six, minus the number of full months Mr. del Campo has been employed by Enzon following the date of the Amendment, (v) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (vi) reimbursement of the total applicable premium cost for medical and dental coverage under COBRA for Mr. del Campo and his family for a period up to 18 months, provided that Enzon shall have no obligation to reimburse Mr. del Campo for the premium cost of COBRA coverage as of the date Mr. del Campo or his family members become eligible for comparable benefits from a subsequent employer and (vii) outplacement assistance.

      A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibit

Exhibit Number	Description

10.1	Amendment No. 2 to Amended and Restated Severance
Agreement, dated as of June 18, 2010, by and between
Enzon Pharmaceuticals, Inc. and Ralph del Campo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2010

By: /s/ Craig A. Tooman
Craig A. Tooman
Executive Vice President, Finance and
Chief Financial Officer